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                                                                Exhibit 23(a)



Consent of Independent Certified Public Accountants


Interface, Inc.
LaGrange, Georgia


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 16, 1993, relating to the consolidated financial statements and schedules of Interface, Inc. appearing in the Company's Form 10-K, as amended, for the year ended January 3, 1993.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                            /s/ BDO SEIDMAN



Atlanta, Georgia
March 1, 1994